Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Morgan Stanley and the effectiveness of Morgan Stanley’s internal control over financial reporting dated February 26, 2013, appearing in the Annual Report on Form 10-K of Morgan Stanley for the year ended December 31, 2012.

/s/   Deloitte & Touche LLP
New York, New York
November 20, 2013